American Dream Entertainment, Inc.
                 (f/k/a Federal Affordable Housing Corporation)

                  Computation of Income (Loss) Per Common Share
                                   (Unaudited)

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                                                   For the Three Months Ended                      For the Nine Months Ended
                                              February 29,           February 28,            February 29,           February 28,
                                           -----------------------------------------      -----------------------------------------
                                                 2000                   1999                    2000                   1999
                                           ------------------     ------------------      ------------------    -------------------

Shares  outstanding:                           17,320,000                493,500              17,320,000                493,500
Weighted average shares outstanding            17,320,000                493,500              17,762,418                493,500
Net income (loss)                     $          (230,169)  $            (37,223)    $          (494,102)        $      (35,324)

Net income (loss) per common share    $             (0.01)  $              (0.08)    $             (0.03)        $        (0.07)


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